                                                                    Exhibit 10.2

                          HAWAII MILLENNIUM COMMISSION
                         NONEXCLUSIVE LICENSE AGREEMENT

                  THIS AGREEMENT ("Agreement"), by and between the HAWAII MILLENNIUM COMMISSION, a temporary commission established by Executive Order No. 99-01 on March 5, 1999, whose principal place of business is located at 1050 Ala Moana Boulevard, Bay 24, Honolulu, Hawaii 96814, hereinafter referred to as the "Commission" or "Licensor", and The Pathways Group, Inc., a corporation organized under the laws of the State of Hawaii, whose principal place of business is located at Grosvenor Center, 2500 Makai Tower, 733 Bishop Street, Honolulu, Hawaii 96813, hereinafter referred to as the "Licensee",

                                    RECITALS

                  WHEREAS, the objective of Licensor is to attract visitors to the State of Hawaii which includes former island residents, former visitors and new visitors; and

                  WHEREAS, the Licensor is the owner of all rights, title and interest in and to certain designations comprising designs, trade names, trademarks, logotypes, and certain logographics and/or symbols (collectively "Indicia"), as are set forth on Exhibit "B" attached hereto and incorporated herein by this reference; and

                  WHEREAS, the Licensor has exercised its rights of ownership with respect to its Indicia in the United States through Federal and/or State registration or use and Licensee recognizes and affirms the Licensor's rights of ownership to said Indicia; and

                  WHEREAS, the Licensee desires a license to use the Indicia in the geographic areas specified below, and Licensor is willing, subject to the conditions specified below, to grant such a non-exclusive license;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to the terms set forth as follows:

                  A. EFFECTIVE DATE: The effective date of this Agreement shall be July 20, 1999.

                  B. TERM: This Agreement shall remain in full force and effect from the effective date stated herein, through January 31, 2001, unless terminated by either party as provided for in Exhibit "A" attached hereto.


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

                  C. ROYALTY PAYMENT AND FEES: In consideration of this nonexclusive license agreement, Licensee agrees to fulfill all of the terms and conditions contained in that Website Development Agreement attached hereto as Exhibit "D".

                  D. NOTICE: All notices and other communications shall be given in writing to the other party at their respective addresses noted hereunder, or such other address as may be designated from time to time during the term of this Agreement;

                        LICENSOR:

                        HAWAII MILLENNIUM COMMISSION
                        1050 Ala Moana Boulevard
                        Bay 24
                        Honolulu, Hawaii  96814
                        Telephone: (808) 550-2000
                        Facsimile: (808) 597-8768

                        LICENSEE:

                        The Pathways Group, Inc.
                        Hawaii Region
                        Grosvenor Center
                        Suite 2500, Makai Tower
                        733 Bishop Street
                        Honolulu, Hawaii  96813
                        Telephone: (808) 599-6190
                        Facsimile: (808) 537-3541

                  E. TERMS AND CONDITIONS: The terms and conditions attached hereto as Exhibit "A" are incorporated herein and made a part hereof by reference.


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

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year written hereunder.


                  LICENSOR:

                  HAWAII MILLENNIUM COMMISSION


                  By: _______________________________
                  Title: ____________________________
                  Date: _____________________________

                  LICENSEE:

                  THE PATHWAYS GROUP, INC.


                  By: Joseph F. Schuler
                  Title: Senior Vice President
                  Date: 7/16/1999


CITY AND COUNTY OF HONOLULU         )
                                    ) SS:
STATE OF HAWAII                     )

            On this ___ day of __________, 19__, before me appeared ___________________ of ______________________, to me personally known, who, being by me duly sworn, did say that he/she is the person described in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her free act and deed, and further declares that he/she is the ___________________ of said Corporation, and has the authority to bind the Corporation herein.


Notary Public

                                       My commission expires:___________


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

                                   EXHIBIT "A"
                              TERMS AND CONDITIONS

1.       DEFINITIONS

         1.1 "Indicia" means the names, symbols, designs, colors, trade names, trademarks, abbreviations, slogans, seals, logotypes, logographics and/or symbols set forth on Exhibit "B" attached hereto and shall include the term "Official Hawaii Millennium Smart Card".

         1.2 "Licensed product" means the article of merchandise listed in Exhibit "C", attached hereto, bearing one or more Indicia.

2.       GRANT OF LICENSE

         2.1 Non-exclusive license. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive license to use the Indicia on and in conjunction with the marketing, promotion, and sale of the licensed product in the State of Hawaii.

         2.2 Extent of license - no right to sublicense. Licensee shall have no right to sublicense others to use the Indicia.

         2.3 Limitations of license - not a promotional license. Licensee may not use Indicia in connection with premiums, for publicity purpose, for fundraising, as giveaways in combination with sales or to be disposed of under similar methods of merchandising, absent express written approval by Licensor. Licensee may not use any Indicia in connection with any sweepstakes, lottery, game of chance, or similar promotional or sales device, scheme or program.

3.       TERM OF AGREEMENT

         3.1 This agreement shall remain in full force and effect from the effective date and for the term specified on the first page of this Agreement, unless terminated by either party as provided in paragraph 9 herein prior to the expiration of the term of this Agreement. Upon such expiration or termination, all rights granted to Licensee herein shall cease.


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

4.       PRODUCT QUALITY AND APPROVALS

         4.1 Quality standards. Licensee agrees that it is essential to protect the reputation of the Licensor and that all goods sold, promoted or advertised which incorporate the Indicia shall be of high and consistent quality, in full conformance with all applicable federal, state and county laws and regulations. Licensee also agrees that it is essential to protect the good will associated with the Indicia licensed to Licensee hereunder. Licensee therefore agrees that any use of Indicia by Licensee shall be accomplished in such a manner as to protect the good will associated with the Indicia and not in a manner that would at any time place the Indicia, the Commission or the State of Hawaii in a negative light. Licensee may be required to furnish documentation stating that the product to be licensed meets the United States government's standards for testing of said product.

         4.2 Written approval required. Licensee may not manufacture, sell, promote or distribute any licensed product until it has received written approval from the Licensor of the same, in the manner provided herein. Such approval may be granted, withdrawn or withheld as the Licensor, in its sole discretion, may determine.

         4.3 Sample requirements and approval procedure. Prior to the production, sale, promotion or distribution of any product, Licensee shall submit to Licensor, AT LICENSEE'S EXPENSE, one sample of the product together with all tags, labels, cartons and containers, including packing and wrapping material, as it would produce for sale or distribution. The sample is for the Licensor's records and is not returnable. Samples may be furnished as follows:

                  (a) Specification sheet, concept, layout and description of proposed product showing how Indicia and other artwork and wording will be used; AND

                  (b) Quality sample (blank product and sketches with PMS colors specified) or colored renderings of proposed artwork; OR

                  (c)      Actual finished sample.

                  The Licensor shall have fourteen (14) days from the receipt of a sample within which to approve or disapprove the product. If the Licensor fails to approve the product within fourteen (14) days from the receipt thereof, the product shall be deemed to be disapproved. Only products manufactured in strict conformity with the submitted sample shall be accepted hereunder.

         4.4 Modification of previously approved product. Licensee agrees that any proposed change to a licensed product involving any alteration in structure, design or quality of the product shall be submitted for written approval prior to any use, sale, or other distribution to the public. Licensee agrees to withhold any use, sale or other distribution of such licensed product until approved in writing by the Licensor.

         4.5 Defective products. In the event that the quality standards hereinabove referred to are not met or are not maintained throughout the period of manufacture, sale, promotion or distribution of any licensed product, or a licensed product is deemed by the Licensor to be a safety, health or other hazard or risk to the public, and Licensor notifies Licensee of any defect in any product or of any deviation from the approved use of any of the Indicia; upon notification, Licensee shall immediately cease production of said product and shall have forty-eight (48) hours to remove said product from public sale and distribution. Defective products in Licensee's inventory shall not be sold under or in association with any of the Indicia; however, if it is possible to correct all defects or deviations in the products, such products may be sold. If it is not possible to correct the defects, or Licensee chooses not to correct all defects in the products in Licensee's inventory, Licensee shall remove all of the Indicia which are used on the defective products. If Licensee succeeds in removing all of the Indicia, Licensee may dispose of such products as it chooses so long as there is no association of those products with the Licensor.

         4.6 Inspection of licensee's premises. To assure that the provisions of this Agreement are being observed, the Licensee agrees that it will allow the Licensor or its designee, upon 24 hours notice, to enter the Licensee's premise and the premise where the licensed products are being manufactured during regular business hours for the purpose of inspecting the licensed products.

5.       TRADEMARK USE AND OWNERSHIP

         5.1 Proper use of Indicia. Licensee agrees that it will use the Indicia only in the prescribed form and manner, without alteration, modification or dilution, and consistent with all State and Federal laws. Licensee shall cause to appear on or within each licensed product (by means of a tag, label, imprint or other appropriate device), such copyright, trademark, service mark or other designation which Licensor may designate. Licensee shall use no other markings in association with the licensed product other those specified by the Licensor, without first obtaining the Licensor's prior written approval. Licensee agrees to submit to Licensor copies of any advertisement or promotional materials containing the licensed product for Licensor's approval prior to any use thereof.

         5.2 Acknowledgment of licensor's ownership. Licensee acknowledges Licensor's ownership of the Indicia. Licensee agrees that it will not do anything inconsistent with such ownership, and that use of the Indicia by Licensee shall inure to the benefit of Licensor. Licensee agrees that it will not, during the term of the license herein or thereafter, challenge the rights of Licensor to its Indicia.

                  Licensee agrees that it shall not apply for registration, copyright or otherwise seek to obtain ownership of the Indicia in any country. Licensee shall provide, at reasonable cost to be borne by Licensor, any evidence, documents and testimony concerning the use by Licensee of any one or more of the Indicia, which Licensor may request for use in obtaining or defending the registration of any Indicia.

         5.3. Indicia usage not endorsement or sponsorship. Licensee agrees that it will neither state nor imply either directly or indirectly that the Licensee or the Licensee's activities are supported, endorsed, or sponsored by the Licensor and upon the direction of the Licensor, shall issue express disclaimers to that effect.

         5.4 Goodwill in Indicia. License recognizes the goodwill associated with the Indicia and acknowledges that said goodwill belongs to the Licensor.

6.       TERMINATION OF AGREEMENT

         6.1 Termination upon 30 days notice. This Agreement may be terminated by EITHER party without cause upon thirty (30) days written notice to the other party.

         6.2 Termination for cause. Without prejudice to any other right, the Licensor shall have the right to terminate this agreement with less than thirty (30) days written notice in the event that:

                  (a) Licensee materially breaches any of the conditions or provisions of this Agreement;

                  (b) Licensee shall not have begun a bona fide manufacturing, distribution and sales operation of said licensed product within three (3) months from the date of this Agreement;

                  (c) Licensee shall fail to manufacture, distribute or sell such licensed product for a period of three (3) consecutive months;

                  (d) Licensee files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or makes assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the Licensee discontinues its business or if a receiver is appointed for the Licensee for the Licensee's business;

                  (e) Licensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the licensed products and/or promotional and packaging material because of safety, health or other hazards or risks to the public.

                  Licensor shall give ten (10) days written notice to the Licensee of the basis for such termination. The license and the rights granted under this Agreement shall terminate ten
                  (10) days after mailing of such written notice unless such default is cured within the ten (10) day period.

                  In the event that any product is produced, sold or distributed prior to its approval, Licensor reserves the right upon notification of the Licensee to demand that Licensee immediately cease production of said product and remove all such product from public sale and distribution within forty-eight (48) hours of such notification. If said product is not removed from public sale and distribution within forty-eight (48) hours of notification, Licensor shall have the option to immediately terminate this Agreement.

         6.3 Material breach. A material breach shall include but not be limited to the following:

                  (a) Licensee's use of Indicia in a manner which is contrary to the provisions of this Agreement;


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

                  (b) Licensee's manufacturing, sale, promotion, distribution and/or use of any licensed product that:

                           (1) fails to meet quality standards set forth herein;

                           (2) has not been granted the Licensor's written approval;

                  (c) Licensee's refusing or neglecting a request by Licensor for sample products or other product specifications, or access to the premises of Licensee;

                  (d) Licensee's actions which jeopardize the Licensor's ownership of its Indicia or the goodwill associated with such Indicia.

7.       POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS

         7.1 No right to manufacture, sell, promote or distribute licensed product. If this agreement is terminated pursuant to paragraphs 6.1 or 6.2, the Licensee and its receivers, representatives, trustees, agents, administrators, successors of permitted assigns of the Licensee shall have no further right to manufacture, sell, promote, or distribute licensed product.

         7.3 Post-termination or expiration procedures. After the expiration or termination of this Agreement, all rights granted to the Licensee shall revert to the Licensor and the Licensee shall immediately refrain from further use of the Indicia or any further reference to them, either directly or indirectly, in connection with the manufacture, sale, promotion or distribution of the Licensee's products. The Licensee agrees to immediately discontinue the manufacture of all licensed products and the use of all Indicia.

8.       INDEMNIFICATION

         8.1 Licensee shall defend, indemnify, and hold harmless Licensor and the State of Hawaii, their officers, employees and agents from and against any and all losses and expenses (including attorneys' fees), claims, suits, or other liability of any kind, including without limitation product liability, (1) arising directly or indirectly out of the acts or omissions of Licensee, its officers, agents or employees, or (2) arising out of or in connection with the exercise of the license granted by this Agreement. Licensor shall have no obligation to indemnify Licensee as a result of activities by Licensee under this agreement for infringement of any patent, copyright, or trademark belonging to any third party, or for damages or costs involved in any proceeding based upon such infringement, or for any royalty or obligation incurred by Licensee because of any patent, copyright or trademark held by a third party.

9.       INFRINGEMENT

         9.1 Licensee agrees to notify Licensor promptly of any known use of the Indicia by others not duly authorized by Licensor. Notification of such infringement shall include all details known by Licensee that would enable or aid Licensor to investigate such infringement brought to its attention by Licensee. However, the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements. Any award to the Licensor for the payment by a third party of damages or profits by reason of infringement or unfair competition will be solely for the benefit of the Licensor. No action shall be taken by the Licensee in the nature of an assertion of any legal right to an Indicia subject to this Agreement or for any purpose whatsoever, without prior written approval of the Licensor.


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

10.      LIABILITY INSURANCE

         10.1 Coverage required. The Licensee shall, throughout the term of this Agreement procure and maintain at its sole cost and expense from a qualified licensed insurance company, a general liability all risks insurance policy. The Licensor and the State of Hawaii shall be named as additional insureds under any such policy of insurance. Such policy shall provide protection against any and all losses and expenses (including attorneys' fees), claims, suits, or other liability of any kind, including without limitation product liability, (1) arising directly or indirectly out of the acts or omissions of Licensee, its officers, agents or employees, or (2) arising out of or in connection with the exercise of the license granted by this Agreement. The amount of coverage shall be $________________________ for personal injuries arising out of each occurrence, and coverage thereunder of $________________________________ for property damage arising out of each occurrence. The policy shall provide for ten (10) days notice to the Licensor from the insurer by Registered or Certified mail, return receipt requested, in the event of any modification, cancellation or termination. In addition, the policies shall state that any insurance maintained by the Licensor will apply in excess of, and not contribute with, insurance provided by the Licensee's policy.

         10.2 Certificate of insurance to be deposited with Licensor. Licensee shall furnish Licensor a certificate of insurance with the required endorsement, naming the Licensor and the State of Hawaii as additional insureds, within thirty (30) days after the execution of this Agreement, and in no event shall the Licensee manufacture, sell, promote or distribute the licensed products prior to receipt by the Licensor of such evidence of insurance. Licensor shall have the right to inspect the original policies of such insurance.

         10.3 Licensor's right to adjust insurance coverage required. The Licensor retains the right to adjust the insurance coverage required on a semi-annual basis if the Licensor deems the existing coverage to be insufficient to provide adequate protection to the Licensor and the State of Hawaii. The Licensor's requirements shall be reasonable, but, shall be designed to assure protection from and against the kind and extent of the risks which exist at the time a change in insurance coverage is required. The Licensor shall notify the Licensee of any change in the minimum required coverage limits for such insurance by written notice, at least sixty (60) days prior to the date of such required change.

11.      SERVERABILITY

         11.1 In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegally or enforceability shall not affect any other term or provision of this Agreement which shall be interpreted and construed as if such term or provision, to the extent the term or provision shall have been held invalid, illegal or unenforceable, had never been contained.

12.      MODIFICATION AND WAIVER

         12.1 This Agreement may not be amended, modified, or rescinded except by a written agreement executed by both the Licensor and Licensee or as provided herein. It is agreed that no waiver by either party of any breach or default of any of the provisions of this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.


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

13.      ASSIGNABILITY

         13.1 This Agreement shall inure to the benefit of the Licensor, its successors and assigns, but will be personal to Licensee and shall be assignable by Licensee only with the prior written consent of the Licensor.

14.      NEGATION OF AGENCY

         14.1 Licensee is an independent contractor. Nothing contained herein shall be deemed to create an agency, joint venture, or partnership relationship between the Licensor and the Licensee. Licensee shall have no right to obligate or bind Licensor in any manner whatsoever, and nothing contained in this Agreement shall give or is intended to give any rights of any kind to third persons.

15.      NOTICES

         15.1 Licensor and Licensee shall send all notices and other communications, in writing, to the other at their respective addresses noted on the first page of this Agreement, or such other addresses as may be designated from time to time during the term of this Agreement.

                  Any notice of termination or expiration of this Agreement shall be communicated to the other party at its last address for which notice was effective, in writing, and sent by Registered or Certified Mail, postage prepaid, return receipt requested, and shall be deemed to have been given at the time such notice is mailed or sent. All other written communication by either party, except as otherwise specified in this Agreement, shall be sent by first class mail or by facsimile and shall be deemed to have been given at the time such notice is mailed or sent.

16.      GOVERNING LAW

         16.1 This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Hawaii. The parties hereto consent to the personal jurisdiction and venue of any court of competent jurisdiction, Federal or State, situated in the City and County of Honolulu, State of Hawaii, for the bringing of any action hereunder.

17.      AGREEMENT SUBJECT TO APPROVAL

         17.1 The terms and conditions of this Agreement are subject to the approval of the Commission and the Department of the Attorney General, State of Hawaii. The Commission reserves the right to amend any provision herein; however, in the event that material changes are made by said Commission, the Licensee shall have an option to terminate this agreement as provided herein.

18.      HEADINGS

         18.1 The headings used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purposes of reference. Such headings shall not be deemed to govern, limit, expand, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall such headings otherwise be given any legal effect.

19.      ENTIRE AGREEMENT


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

         19.1 This Agreement constitutes the entire agreement and understanding between the parties, both oral and written, and cancels, terminates and supersedes any prior agreement or understanding between the parties. There are no representations, promises, agreements, warranties, covenants or undertakings, written or oral, express or implied, other than those contained herein.

                              EXHIBIT "B" - Indicia

                                 MILLENNIUM LOGO

                         THE OFFICIAL LOGO OF THE HAWAII
                              MILLENNIUM COMMISION

                                   THE SLOGAN

                 "Hawaii 2000 - The Dawn Of The New Millennium."

   This theme was considered to be, by far, the strongest of few options and apparently unique in popular usage.

The year 2000 is not, in fact, the start of the millennium. It is the following year, 2001. The year 2000 in this context is, therefore, considered the dawn of the new millennium.

                                  THE TYPEFACE

        Serif Times Roman was selected for its strength, symbolic of the people of the state of Hawaii

                                GRAPHIC ELEMENTS

   The type, with its earth tones, symbolizes the land of the Hawaiian Islands anchored in the midst of the Pacific Ocean. Directly above it are eight rays of light, one for each island, symbolic of the lava that created our islands, and the power of light that drives our people's past, resent and future. The climax of the design is the North Star, used by ancient Polynesian navigators to steer them safely to
               the land of aloha. Regardless of how many millenia
                    we celebrate, the North Star will always
                               watch over Hawaii.

                         EXHIBIT "C" - Licensed Product
1. The Official Hawaii Millennium Smart Card (either individually or in commemorative sets).
2.       The Official Hawaii Millennium Smart Card Network.

                   EXHIBIT "D" - Website Development Agreement


                                       12